                                    EXHIBIT 5

                      OPINION OF HORWITZ & BEAM RELATING TO

                     ISSUANCE OF SECURITIES PURSUANT TO THE

                              CONSULTING AGREEMENT

                                 LAW OFFICES OF

                                 HORWITZ & BEAM

                            TWO VENTURE PLAZA, SUITE 350
                             IRVINE, CALIFORNIA 92008

                                  (949) 453-0300
                                  (310) 842-8574

                               FAX: (949) 453-9416

 Gregory B. Beam, Esq.                               Patti L.W. McGlasson, Esq.
 Lawrence W. Horwitz, Esq.                            K. William Pergande, Esq.
 Lynne Bolduc, Esq.                                      John Y. Igarashi, Esq.
 Lawrence M. Cron, Esq.                               Christopher T. Jain, Esq.
 Ralph R. Loyd, Esq.                                      Matteo G. Daste, Esq.

                                                            Mark S. Dodge, Esq.
 E-mail: lbolduc@h-blaw.com                                          of Counsel


                                 August 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

           Re:  MCHENRY METALS GOLF CORP.

Ladies and Gentlemen:

           This office represents McHENRY METALS GOLF CORP., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 1,000,000 shares of the Registrant's Common Stock issued to M. Blaine Riley for performance of certain advisory and consulting services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

           Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

           We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                          HORWITZ & BEAM

                                          /s/  Horwitz & Beam
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